Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED

REVOLVING CREDIT AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of December 6, 2017, is entered into by and among Hudson Technologies Company, a corporation organized under the laws of the State of Tennessee (“Hudson Technologies”), Hudson Holdings, Inc., a corporation organized under the laws of the State of Nevada (“Holdings”), aspen refrigerants, Inc. (formerly known as AIRGAS-REFRIGERANTS, INC.), a corporation organized under the laws of the State of Delaware (“ARI” and together with Hudson Technologies, Holdings and each other Person joined thereto as a borrower from time to time, each a “Borrower”, and collectively, the “Borrowers”), Hudson Technologies, Inc., a corporation organized under the laws of the State of New York (“HT”, and together with the Borrowers, the “Credit Parties”), the financial institutions which are now and which hereafter become a party hereto (the “Lenders” and each a “Lender”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as collateral agent and administrative agent for the Lenders (PNC, in such capacities, the “Agent”). Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement (as defined below).

RECITALS

A.       The Credit Parties, Lenders, and Agent have previously entered into that certain Amended and Restated Revolving Credit and Security Agreement, dated as of October 10, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers.

B.       The Borrowers have requested, and the Agent and Lenders have agreed, to amend the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                  Amendments to Credit Agreement. Upon the effectiveness of this Amendment, the Credit Agreement shall be amended as follows:

(a)               Defined Terms. Section 1.2 of the Credit Agreement shall be amended by (i) deleting the term “Early Termination Date” in its entirety, (ii) adding the new definition “Non-Agent Bank Products” set forth below in its proper alphabetical place, and (iii) amending and restating the following defined terms as follows:

“Cash Management Products and Services” shall mean agreements or other arrangements under which Agent or any Lender or any Affiliate of Agent or a Lender provides any of the following products or services to any Borrower: (a) credit cards; (b) credit card processing services; (c) debit cards and stored value cards; (d)

commercial cards; (e) ACH transactions; and (f) cash management and treasury management services and products, including without limitation controlled disbursement accounts or services, lockboxes, automated clearinghouse transactions, overdrafts, interstate depository network services.  The indebtedness, obligations and liabilities of any Borrower to the provider of any Cash Management Products and Services (including all obligations and liabilities owing to such provider in respect of any returned items deposited with such provider) (the “Cash Management Liabilities”) shall be “Obligations” hereunder, guaranteed obligations under the Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of each of the Other Documents.  The Liens securing the Cash Management Products and Services shall be pari passu with the Liens securing all other Obligations, subject to the express provisions of hereof.

“Eligible In-Transit Inventory” shall mean and include Inventory which (x) is stored or contained in (I) railroad cars located within the continental United States or (II) portable tanks or bulk containers (including intermodal tanks and tanker trailers, but excluding cylinders and drums of any size) located within the continental United States and used for over-the-road transportation of refrigerant, for which, in the case of each of the preceding clauses (I) and (II), the carrier has executed a Lien Waiver Agreement in favor of Agent or Agent has implemented a reserve with respect to such location, and where the carrier is not an affiliate of the Borrower, vendor or supplier and (y) which is not otherwise excluded from being Eligible Inventory except that it is in-transit within the United States. Eligible In-Transit Inventory shall include all such Inventory for which title has passed to a Borrower, which is insured to the full value thereof, and for which Agent shall have in its possession (a) all negotiable bills of lading properly endorsed and (b) all non-negotiable bills of lading issued in Agent’s name.

Hedge Liabilities shall mean collectively, the Foreign Currency Hedge Liabilities and the Interest Rate Hedge Liabilities.

“Issuer” shall mean (i) Agent in its capacity as the issuer of Letters of Credit under this Agreement, (ii) any Lender, if so requested by Borrowers, and (iii) any other Person which Agent in its discretion shall designate as the issuer of and cause to issue any particular Letter of Credit under this Agreement in place of Agent as issuer.

“Lender-Provided Foreign Currency Hedge” shall mean a Foreign Currency Hedge which is provided by any Lender and for which

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such Lender confirms to Agent in writing prior to the execution thereof that it:  (a) is documented in a standard International Swap Dealers Association, Inc. Master Agreement or another reasonable and customary manner; (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner; and (c) is entered into for hedging (rather than speculative) purposes.  The liabilities owing to the provider of any Lender-Provided Foreign Currency Hedge (the “Foreign Currency Hedge Liabilities”) by any Borrower, Guarantor, or any of their respective Subsidiaries that is party to such Lender-Provided Foreign Currency Hedge shall, for purposes of this Agreement and all Other Documents be “Obligations” of such Person and of each other Borrower and Guarantor, be guaranteed obligations under any Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person.  The Liens securing the Foreign Currency Hedge Liabilities shall be pari passu with the Liens securing all other Obligations, subject to the express provisions of Section 11.5 hereof.

“Lender-Provided Interest Rate Hedge” shall mean an Interest Rate Hedge which is provided by any Lender and with respect to which such Lender confirms to Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swap Dealers Association, Inc. Master Agreement or another reasonable and customary manner; (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner; and (c) is entered into for hedging (rather than speculative) purposes.  The liabilities owing to the provider of any Lender-Provided Interest Rate Hedge (the “Interest Rate Hedge Liabilities”) by any Borrower, Guarantor, or any of their respective Subsidiaries that is party to such Lender-Provided Interest Rate Hedge shall, for purposes of this Agreement and all Other Documents be “Obligations” of such Person and of each other Borrower and Guarantor, be guaranteed obligations under any Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person.  The Liens securing the Interest Rate Hedge Liabilities shall be pari passu with the Liens securing all other Obligations, subject to the express provisions of Section 11.5 hereof.

“Lien Waiver Agreement” shall mean an agreement in form and substance satisfactory to Agent which is executed in favor of Agent by a Person who owns or occupies premises at which any

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Collateral may be located, or otherwise is in possession of any Collateral, from time to time and by which such Person shall waive any Lien that such Person may ever have with respect to any of the Collateral and shall authorize Agent from time to time to enter upon the premises or otherwise access the Collateral to inspect or remove the Collateral from such premises or to use such premises to store or dispose of such Inventory.

“Non-Agent Bank Products” means, collectively, all Lender-Provided Foreign Currency Hedges, all Lender-Provided Interest Rate Hedges and all Cash Management Products and Services provided by any Lender that, at any applicable time, is not also the Agent.

“Obligations” shall mean and include (i) any and all loans (including, without limitation, all Advances and Swing Loans), advances, debts, liabilities, obligations (including without limitation all reimbursement obligations and cash collateralization obligations with respect to Letters of Credit issued hereunder), Indebtedness, covenants and duties owing by the Credit Parties to Issuer, Lenders, Swing Loan Lender, or Agent or to any other direct or indirect subsidiary or affiliate of Issuer, Agent, Swing Loan Lender, or any Lender of any kind or nature, present or future (including any interest or other amounts accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Credit Parties, whether or not a claim for post-filing or post-petition interest or other amounts is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement and the Other Documents and any amendments, extensions, renewals or increases thereto, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of the Issuer’s, Agent’s, Swing Loan Lender’s, or any Lender’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, and all costs and

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expenses of Issuer, Agent, Swing Loan Lender, and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys’ fees and expenses and all obligations of Credit Parties to Agent, Swing Loan Lender, or Lenders to perform acts or refrain from taking any action, (ii) all Hedge Liabilities and (iii) all Cash Management Liabilities. Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.

“Other Documents” shall mean the Notes, any Guaranty, the Lender-Provided Interest Rate Hedges, the Lender-Provided Foreign Currency Hedges, Cash Management Products and Services, the perfection certificate, the Fee Letter, the Intercreditor Agreement, the mortgages, if any, and any and all other agreements, instruments and documents, including guaranties, guaranty security agreements, pledges, subordination agreements, powers of attorney, consents, interest or currency swap agreements or other similar agreements and all other writings heretofore, now or hereafter executed by Borrowers or any Guarantor and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

“Required Lenders” shall mean Lenders (not including Swing Loan Lender (in its capacity as such Swing Loan Lender) or any Defaulting Lender) holding at least sixty-six and two thirds percent (66⅔%) of the Advances and, if no Advances are outstanding, shall mean Lenders holding sixty-six and two thirds percent (66⅔%) of the Commitment Percentages; provided, however, if there are fewer than three (3) Lenders, Required Lenders shall mean all Lenders (other than any Defaulting Lender); provided further, for amendments or modifications to the Formula Amount or the component definitions thereof which would result in increased availability, Required Lenders shall mean Lenders holding at least seventy-five percent (75%) of the Advances, and if no Advances are outstanding, shall mean Lenders holding seventy-five percent (75%) of the Commitment Percentages.

(b)               Issuance of Letters of Credit. Section 2.10(a) of the Credit Agreement shall be amended and restated in its entirety as follows:

(a)                  Borrowing Agent may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent, at the Payment Office, prior to 10:00 a.m. (New York time), at least five (5) Business Days’ prior to the proposed date of issuance, Issuer’s form of Letter of Credit Application (the “Letter of Credit

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Application”) completed to the satisfaction of Issuer; and, such other certificates, documents and other papers and information as Issuer may reasonably request. Borrowers also have the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any letter of credit and the disposition of documents, disposition of any unutilized funds, and to agree with Agent upon any amendment, extension or renewal of any Letter of Credit. Issuer shall not issue any requested Letter of Credit if such Issuer has received notice from Agent or any Lender that one or more of the applicable conditions set forth in Section 8.2 of this Agreement have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason.

(c)               Establishment of a Lockbox Account, Dominion Account. Section 4.15 (h) of the Credit Agreement shall be amended and restated in its entirety as follows:

(h)       Establishment of a Lockbox Account, Dominion Account. All proceeds of Receivables shall be deposited by Credit Parties into either (i) a lockbox account, dominion account or such other “blocked account” (“Blocked Accounts”) established at a bank or banks (each such bank, a “Blocked Account Bank”) pursuant to an arrangement with such Blocked Account Bank as may be selected by Credit Parties and be acceptable to Agent or (ii) depository accounts (“Depository Accounts”) established at the Agent for the deposit of such proceeds. Credit Parties, Agent and each Blocked Account Bank shall enter into a deposit account control agreement in form and substance satisfactory to Agent directing such Blocked Account Bank to transfer such funds so deposited to Agent, either to any account maintained by Agent at said Blocked Account Bank or by wire transfer to appropriate account(s) of Agent. All funds deposited in such Blocked Accounts shall immediately become the property of Agent and Credit Parties shall obtain the agreement by such Blocked Account Bank to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for such blocked account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Blocked Account Bank thereunder. Upon the occurrence and during the continuance of any Springing Dominion Event, and continuing until such Springing Dominion Event shall cease to exist, Agent shall apply all funds received by it from the Blocked Accounts and/or Depository Accounts to the satisfaction of the Obligations (including the cash collateralization of Letters of Credit) in such order as set forth in Section 11.5 hereof within one (1) Business Day following the Business Day in which Agent

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receives such funds, provided that in the absence of any Event of Default, Agent shall apply all such funds representing collection of Receivables first to the prepayment of the principal amount of the Swing Loans, if any, and then to the Revolving Advances. All deposit accounts and investment accounts of Credit Parties and its Subsidiaries are set forth on Schedule 4.15(h). For the avoidance of doubt, the remittance by customers of ARI to Airgas, Inc. of payments of Receivables and the transfer of the proceeds thereof from Airgas, Inc. to ARI, in each case pursuant to the Transition Services Agreement, shall not be deemed a violation of this section so long as such proceeds are promptly following receipt thereof deposited by the Credit Parties into either the Blocked Accounts or Depository Accounts.”

(d)               Allocation of Payments After Event of Default. The first sentence of Section 11.5 of the Credit Agreement shall be amended and restated as follows:

Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent on account of the Obligations (including without limitation any amounts on account of any of Cash Management Liabilities or Hedge Liabilities) or any other amounts outstanding under any of the Other Documents or in respect of the Collateral may, at Agent’s discretion, and shall, at the direction of the Required Lenders, be paid over or delivered as follows:

(e)               Allocation of Payments After Event of Default. Section 11.5 of the Credit Agreement shall be amended by amending and restating subsections SEVENTH and EIGHTH as follows:

“SEVENTH, to the payment of the outstanding principal amount of the Obligations (other than principal in respect of Swing Loans paid pursuant to clause FIFTH above) arising under this Agreement (including Cash Management Liabilities and Hedge Liabilities to the extent reserves for such liabilities have been established by Agent in Agent’s discretion) (including the payment or cash collateralization of any outstanding Letters of Credit);

EIGHTH, to all other Obligations arising under this Agreement or the Other Documents, including from any Cash Management Liabilities and Hedge Liabilities to the extent reserves for such liabilities have not been established in Agent’s discretion, which shall have become due and payable (hereunder, under the Other Documents or otherwise) and not repaid pursuant to clauses “FIRST” through “SEVENTH” above; and”

(f)                Delivery of Documents. Section 13.9 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

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13.9       Delivery of Documents and Information.  To the extent Agent receives from the Borrowers (a) reports required under Section 9.1, (b) financial statements required under Sections 9.7, 9.8, 9.9, and 9.12, (c) Borrowing Base Certificates, or (d) other written information reasonably requested by any Lender, in each case pursuant to the terms of this Agreement, in each case which Borrowers are not otherwise obligated to deliver to each Lender, Agent will promptly furnish such documents and such information to Lenders.

(g)       Entire Understanding. Section 14.2(b) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(b)       The Required Lenders, Agent with the consent in writing of the Required Lenders, and Credit Parties may, subject to the provisions of this Section 14.2 (b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Credit Parties, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Credit Parties thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all Issuers, modify the rights and duties of any Issuer, and no such supplemental agreement shall, without the consent of all Lenders:

(i)                 increase the Commitment Percentage, the maximum dollar commitment of any Lender or the Maximum Loan Amount.

(ii)              extend the maturity of any Note or the due date for any amount payable hereunder, reduce the amount of, waive or excuse any principal payment, or decrease the rate of interest or reduce any fee payable by Borrowers to Lenders pursuant to this Agreement.

(iii)            alter the definition of the term Required Lenders or alter, amend or modify this Section 14.2(b).

(iv)             notwithstanding Section 11.2 hereof, release or subordinate the Lien on any Collateral during any calendar year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $2,000,000.

(v)               change the rights and duties of Agent.

(vi)             permit any Revolving Advance to be made if after giving effect thereto the total of Revolving Advances outstanding

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hereunder would exceed the Formula Amount for more than sixty (60) consecutive Business Days or exceed one hundred and ten percent (110%) of the Formula Amount.

(vii)          increase the Advance Rates above the Advance Rates in effect on the Closing Date.

(viii)        release any Guarantor.

(ix)             amend or modify the provisions of Section 11.5 hereof.

(h)        Out-of-Formula Loans. Section 14.2(e) of the Credit Agreement shall be amended and restated in its entirety as follows:

(e)       Notwithstanding (a) the existence of a Default or an Event of Default, (b) that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or (c) any other provision of this Agreement, Agent may at its discretion and without the consent of the Required Lenders, voluntarily permit the outstanding Revolving Advances at any time to exceed the Formula Amount by up to ten percent (10%) of the Formula Amount for up to sixty (60) consecutive Business Days (the “Out-of-Formula Loans”); provided, that, such outstanding Advances do not exceed the Maximum Revolving Advance Amount. If Agent is willing in its sole and absolute discretion to make such Out-of-Formula Loans (and Agent has not been directed by Required Lenders in writing not to make or to discontinue making voluntary Out-of-Formula Loans), such Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate for Revolving Advances consisting of Domestic Rate Loans; provided that, if Lenders do make Out-of-Formula Loans, neither Agent nor Lenders shall be deemed thereby to have changed the limits of Section 2.1(a). For purposes of this paragraph, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be either “Eligible Receivables”, “Eligible Inventory”, or “Eligible In-Transit Inventory”, as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the Formula Amount by more than ten percent (10%), Agent shall use its efforts to have Borrowers decrease such excess in as expeditious a manner as is practicable under the

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circumstances and not inconsistent with the reason for such excess. Revolving Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence. To the extent any Out-of-Formula Loans are not actually funded by the other Lenders as provided for in this Section 14.2(e), Agent may elect in its discretion to fund such Out-of-Formula Loans and any such Out-of-Formula Loans so funded by Agent shall be deemed to be Revolving Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under this Agreement and the Other Documents with respect to such Revolving Advances.

(i)       Protective Advances. Section 14.2(f) of the Credit Agreement shall be amended and restated in its entirety as follows:

(f)       In addition to (and not in substitution of) the discretionary Revolving Advances permitted above in this Section 14.2, the Agent is hereby authorized by Borrowers and the Lenders, from time to time in the Agent’s sole discretion, (A) after the occurrence and during the continuation of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied, to make Revolving Advances to Borrowers on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (c) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement (the “Protective Advances”); provided that (i) at any time after giving effect to any such Revolving Advances the outstanding Revolving Advances shall not exceed one hundred and ten percent (110%) of the Formula Amount, (ii) Protective Advances, together with the other outstanding Advances, shall not exceed the Maximum Revolving Advance Amount and (iii) Agent shall not make or shall discontinue making Protective Advances if directed by Required Lenders in writing. Lenders holding the Revolving Commitments shall be obligated to fund such Protective Advances and effect a settlement with Agent therefor upon demand of Agent in accordance with their respective Revolving Commitment Percentages. To the extent any Protective Advances are not actually funded by the other Lenders as provided for in this Section 14.2(f), any such Protective Advances funded by Agent shall be deemed to be Revolving Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving

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Commitment under this Agreement and the Other Documents with respect to such Revolving Advances.

(j)       Successors and Assigns; Participations; New Lenders. Section 14.3 (c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Any Lender (x) may sell, assign or transfer all or any part of its rights and obligations under or relating to Revolving Advances and/or Swing Loans under this Agreement and the Other Documents to an Affiliate of such assigning Lender or to another Lender or an affiliate of another Lender, and (y) with the consent of Agent which shall not be unreasonably withheld or delayed, may sell, assign or transfer all or any part of its rights and obligations under or relating to Revolving Advances and/or Swing Loans under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a “Purchasing Lender”) in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Credit Parties hereby consent to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Credit Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

(k)       Successors and Assigns; Participations; New Lenders. Section 14.3 (d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

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(d)       Any Lender may directly or indirectly sell, assign or transfer all or any portion of its rights and obligations under or relating to Revolving Advances and/or Swing Loans under this Agreement and the Other Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity that (i) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (ii) is administered, serviced or managed by the assigning Lender or an Affiliate of such Lender (a “Purchasing CLO” and together with each Participant and Purchasing Lender, each a “Transferee” and collectively the “Transferees”), pursuant to a Commitment Transfer Supplement modified as appropriate to reflect the interest being assigned (“Modified Commitment Transfer Supplement”), executed by any intermediate purchaser, the Purchasing CLO, the transferor Lender, and Agent as appropriate and delivered to Agent for recording. Upon such execution and delivery, from and after the transfer effective date determined pursuant to such Modified Commitment Transfer Supplement, (i) Purchasing CLO thereunder shall be a party hereto and, to the extent provided in such Modified Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and (ii) the transferor Lender thereunder shall, to the extent provided in such Modified Commitment Transfer Supplement, be released from its obligations under this Agreement, the Modified Commitment Transfer Supplement creating a novation for that purpose. Such Modified Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing CLO. Credit Parties hereby consent to the addition of such Purchasing CLO. Credit Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

(l)       Expenses. Section 14.9 of the Credit Agreement is hereby amended and restated in its entirety as follows:

14.9       Expenses. All (a) costs and expenses including reasonable attorneys’ fees (including the allocated costs of in house counsel) and disbursements incurred by Agent on its behalf or on behalf of Lenders in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, (b) costs and expenses including reasonable attorneys’ fees (including the allocated costs of in house counsel) and disbursements incurred by Agent on its behalf or on behalf of Lenders in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, (c) costs and expenses

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including reasonable attorneys’ fees (including the allocated costs of in house counsel) and disbursements incurred by Agent in instituting, maintaining, preserving, enforcing and foreclosing on Agent’s security interest in or Lien on any of the Collateral, or maintaining, preserving or enforcing any of Agent’s rights hereunder and under all related agreements, documents and instruments, whether through judicial proceedings or otherwise, (d) costs and expenses including reasonable attorneys’ fees and disbursements incurred by any Lender as provided under section 14.5 hereof, (e) costs and expenses including reasonable attorneys’ fees (including the allocated costs of in house counsel) and disbursements incurred by Agent or any Lender in defending or prosecuting any actions or proceedings arising out of or relating to Agent’s or any Lender’s transactions with Credit Parties or any Guarantor, (f) costs and expenses including reasonable attorneys’ fees (including the allocated costs of in house counsel) and disbursements incurred by Agent on its behalf in the case of a workout or on behalf of Lenders, and (g) all reasonable and documented out-of-pocket expenses incurred by any Lender, including the reasonable and documented fees and out-of-pocket charges and disbursements of counsel for the Lenders, in connection with the enforcement or protection of their rights in connection with the Obligations and with respect to its rights and obligations under this Agreement and all related agreements, documents and instruments, in each case after the occurrence and during the continuance of an Event of Default, including all such out-of-pocket expenses incurred during any workout, restructuring or related negotiations in respect of such Obligations; provided that the Lenders who are not the Agent shall be entitled to reimbursement for no more than one counsel representing all such Lenders, in the case of each of clauses (a) through (g) hereof, may be charged to Borrowers’ Account and shall be part of the Obligations.

(m)       Provisions on Non-Agent Bank Products. Article XIV of the Credit Agreement shall be amended by adding the following new Section 14.20 to the end thereof as follows:

14.20       Non-Agent Bank Products. Notwithstanding anything to the contrary provided for in this Agreement, including without limitation Article XI or Article XII hereof, or any Other Document (excluding any Non-Agent Bank Product): (i) with respect to each Non-Agent Bank Product, the appointment of Agent under this Agreement to act as agent for the applicable Lender providing such Non-Agent Bank Product (each such Lender in such capacity, a “Non-Agent Provider”) shall be limited to the appointment of Agent as a collateral agent for such Non-Agent Provider with the power to

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obtain, accept, hold and enforce Liens in the Collateral to secure the Cash Management Liabilities and/or Hedge Liabilities under the Non-Agent Bank Products of such Non-Agent Provider, and (ii) without limiting the generality of the foregoing, such appointment of Agent under this Agreement shall not give the Agent any power or authority to, nor shall Agent at any time assert or exercise or purport to exercise any power or authority to, take any action of any kind or nature with respect to any Non-Agent Bank Product (other than (x) actions taking in accordance with Article XI hereof and otherwise in accordance with the Other Documents (excluding any Non-Agent Bank Product) with respect to the Liens in the Collateral securing the Cash Management Liabilities and/or Hedge Liabilities under such Non-Agent Bank Product, and (y) actions to distribute and/apply proceeds of the Collateral to the Cash Management Liabilities and/or Hedge Liabilities under such Non-Agent Bank Product in accordance with Section 11.5 hereof), including without limitation any actions to amend, modify, supplement, grant waivers or consents with respect to, terminate, accelerate and/or enforce any such Non-Agent Bank Product and/or the Cash Management Liabilities and/or Hedge Liabilities under such Non-Agent Bank Product; provided that, notwithstanding the foregoing, any Non-Agent Provider may at any time, with the written consent and acceptance of the Agent but without the necessity of any consent or acceptance of or notice to any other Person (including any Credit Party) appoint Agent as its agent with respect to any other aspects of and/or any other matters relating to or arising out of any one or more Non-Agent Bank Product(s) of such Non-Agent Provider by a written appointment specifying the additional powers and authorities and authorized actions of Agent in such an expanded agency capacity as to such Non-Agent Bank Product(s).

2.                  Effectiveness of this Amendment. This Amendment shall be effective upon the date of satisfaction of the following conditions precedent (each document to be in form and substance satisfactory to Agent in its sole discretion):

(a)               Agent shall have received this Amendment fully executed by the Credit Parties;

(b)               Agent shall have received a Commitment Transfer Supplement, fully executed by JPMorgan Chase Bank, N.A.;

(c)               Agent shall have received (i) a Fourth Amended and Restated Revolving Credit Note in an original principal of $75,000,000 executed by Borrowers in favor of PNC and (ii) a Revolving Credit Note in an original principal of $75,000,000 executed by Borrowers in favor of JPMorgan Chase Bank, N.A. (collectively, the “A&R Notes”); and

(d)               No Default or Event of Default shall have occurred and be continuing.

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3.                  Representations and Warranties. Each Credit Party hereby:

(a)               reaffirms all representations and warranties made to Agent and Lenders under the Credit Agreement and all of the Other Documents and confirms that all are true and correct in all material respects as of the date hereof, in each case other than representations and warranties that relate to a specific date;

(b)               reaffirms all of the covenants contained in the Credit Agreement and covenants to abide thereby until all Advances, Obligations and other liabilities of Credit Parties to Agent and Lenders, of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;

(c)               represents and warrants that no Default or Event of Default has occurred and is continuing under the Credit Agreement or any Other Documents;

(d)               represents and warrants that no Material Adverse Effect shall have occurred as of the date of this Amendment;

(e)               represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment and the A&R Notes, that such actions were duly authorized by all necessary corporate or company action and that the officers executing this Amendment and the A&R Notes on its behalf were similarly authorized and empowered, and that this Amendment and the A&R Notes does not contravene any provisions of its articles of incorporation, bylaws, certificate of formation or operating agreement or of any contract or agreement to which it is a party or by which any of its properties are bound;

(f)                represents and warrants that this Amendment and the A&R Notes, and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms; and

(g)               represents and warrants that each Credit Party is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage, and as of the date hereof, the fair saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities.

4.                  Payment of Expenses. Credit Parties shall pay or reimburse Agent for its reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

5.                  Security Interest. As security for the payment of the Obligations, and satisfaction by Credit Parties of all covenants and undertakings contained in the Credit Agreement and the Other Documents, subject to the terms of the Credit Agreement and Other Documents, each Credit Party reconfirms the prior grant of the security interest in and perfected lien in favor of Agent for its benefit and the ratable benefit of each Lender, upon and to, all of its right, title and interest in and to the Collateral, whether now owned or hereafter acquired, created or arising and wherever located.

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6.                  Confirmation of Indebtedness. Borrowers confirm and acknowledge that as of the opening of business on December 1, 2017 Borrowers were indebted to Agent and Lenders for the Advances under the Loan Agreement without any deduction, defense, setoff, claim or counterclaim, of any nature, in the aggregate principal amount of $80,388,165.58, of which $80,258,165.58 is owing on account of Revolving Advances and for which Borrowers are contingently liable in the amount of $130,000.00 on account of undrawn Letters of Credit, plus all fees, costs and expenses incurred to date in connection with the Credit Agreement and the Other Documents.

7.                  Reaffirmation of Other Documents. Except as modified by the terms hereof, all of the terms and conditions of the Credit Agreement, as amended, and all other of Other Documents, are hereby reaffirmed and shall continue in full force and effect as therein written.

8.                  Acknowledgment of Guarantor. HT hereby covenants and agrees that the Amended and Restated Guaranty and Suretyship Agreement dated October 10, 2017, as amended, restated, supplemented and otherwise modified from time to time, shall remain in full force and effect and shall continue to cover the existing and future Guaranteed Obligations (as defined therein).

9.                  Miscellaneous.

(a)               No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b)               The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c)               No modification hereof or of any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d)               This Amendment shall constitute an Other Document under the Credit Agreement, and the breach of any representation or warranty contained herein or the failure to perform, keep or observe any term, provision, condition or covenant contained herein shall constitute an Event of Default under the Credit Agreement.

10.              Choice of Law. This Amendment and all matters relating hereto or arising herefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York.

11.              Counterparts; Facsimile Signatures. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.

[signature pages follow]

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS:	HUDSON TECHNOLOGIES COMPANY By: _/s/ Kevin J. Zugibe________ Name: Kevin J. Zugibe Title: Chief Executive Officer
HUDSON HOLDINGS, INC. By: _/s/ Kevin J. Zugibe________ Name: Kevin J. Zugibe Title: Chief Executive Officer
ASPEN REFRIGERANTS, INC. f/k/a Airgas – Refrigerants, Inc. By: _/s/ Kevin J. Zugibe________ Name: Kevin J. Zugibe Title: Chief Executive Officer
GUARANTOR:	HUDSON TECHNOLOGIES, INC. By: _/s/ Kevin J. Zugibe________ Name: Kevin J. Zugibe Title: Chief Executive Officer

[Signature Page to First Amendment to AMENDED AND RESTATED Revolving Credit and Security Agreement]

PNC BANK, NATIONAL ASSOCIATION,
as Lender and as Agent

By: /s/ Glenn D. Kreutzer
Name: Glenn D. Kreutzer
Title: Senior Vice President

340 Madison Avenue New York, New York 10173

[Signature Page to First Amendment to AMENDED AND RESTATED Revolving Credit and Security Agreement]